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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on December 2, 2003) of Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Interactive Intelligence, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana
December 2, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS